Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
THIRD QUARTER 2026 FINANCIAL RESULTS*

Third quarter 2026 GAAP loss per share of $(0.56)
Third quarter 2026 adjusted diluted loss per share of $(0.03)(1)(2)(3)

* Year-to-date results include the financial performance of Sun Country only from and after the date the acquisition closed on May 13, 2026

LAS VEGAS. November 4, 2026 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for third quarter 2026, as well as comparisons to the prior year.

"Allegiant delivered another quarter of operating profitability, expanding our adjusted operating margin by 340 basis points year over year on a pro forma basis in our seasonally slowest quarter, despite a more than 55 percent surge in fuel costs per gallon," stated Greg Anderson, chief executive officer of Allegiant Travel Company. "These results underscore robust demand from our customer base as well as continued momentum in our commercial initiatives that drove a 28.3 percent year-over-year increase in TRASM, on a pro forma basis. They also demonstrate our flexible business model in action as we reduced pro forma capacity by nearly six percent year over year to protect margins in a high-fuel environment.

"I am particularly pleased with the momentum across our commercial initiatives, highlighted by co-brand remuneration growth of more than 23 percent, pricing and product enhancements that lifted ancillary revenue per passenger, and our new Expedia partnership that is introducing new customers into our ecosystem. Continued execution, combined with our expanding scale, creates multiple pathways to realize the underlying earnings power of the company.

"Looking ahead to the fourth quarter, 72 percent of our ASMs are scheduled on high-demand peak days, and fuel-efficient MAX aircraft are expected to account for 20 percent of our combined capacity. With strong booking momentum, we remain confident in our 2026 full-year adjusted earnings per share guidance of greater than $6.00, despite elevated fuel costs.

"I want to thank our dedicated teams for their exceptional execution and continued integration progress. Together, we are building the nation’s leading leisure carrier, and we look forward to sharing our integration milestones and long-term financial framework at our Investor Day on December 7."

Summary Results

Consolidated(4)	Three Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2026(4)	2025	YoY
Total operating revenue	$961.6	$561.9	71.1%
Total operating expense	950.8	589.1	61.4%
Operating income (loss)	10.8	(27.2)	NM
Loss before income taxes	(20.1)	(52.2)	61.6%
Net loss	(15.2)	(43.6)	65.2%
Diluted loss per share	(0.56)	(2.41)	76.8%
Sunseeker special charges, net(2)	—	0.6	NM
Airline special charges(2)	19.1	2.9	NM
Adjusted loss before income taxes(1)(2)(3)	(1.7)	(47.6)	96.4%
Adjusted net loss(1)(2)(3)	(0.9)	(37.7)	97.6%
Adjusted diluted loss per share(1)(2)(3)	(0.03)	(2.09)	98.6%

Consolidated(4)	Nine Months Ended September 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2026(4)	2025	YoY
Total operating revenue	$2,637.5	$1,950.4	35.2%
Total operating expense	2,524.5	1,980.1	27.5%
Operating income (loss)	113.0	(29.7)	NM
Income (loss) before income taxes	40.8	(98.8)	NM
Net income (loss)	22.4	(76.6)	NM
Diluted earnings (loss) per share	0.97	(4.26)	NM
Sunseeker special charges, net(2)	—	100.9	NM
Airline special charges(2)	112.8	18.9	NM
Adjusted income before income taxes(1)(2)(3)	156.5	25.6	NM
Adjusted net income(1)(2)(3)	119.8	18.4	NM
Adjusted diluted earnings per share(1)(2)(3)	5.16	1.00	NM

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2026 and 2025, the Company incurred gains and losses on debt extinguishment related to prepayment of debt facilities. These are added back or subtracted out, where appropriate, in our adjusted results.
(4)Results include the financial performance of Sun Country only for the period from and after May 13, 2026. Comparability of consolidated figures to prior year performance is significantly impacted by the acquisition of Sun Country as of May 13, 2026, and by the sale of Sunseeker Resort in September 2025.
NM    Not meaningful (in some cases, due to the lack of comparability as a result of Sun Country results only being reflected in 2026)
*    Note that amounts may not recalculate due to rounding

Third Quarter 2026 Results and Highlights

•Consolidated total operating revenue of $961.6M
•Record third-quarter TRASM of 14.18 cents, up 28.3 percent year over year on 5.7 percent less capacity, both on a pro forma basis
•Total fixed fee revenue of $83.6M, up 7.9 percent year over year on a pro forma basis
•Total ancillary revenue per passenger of $76.64, up 5.8 percent from the prior year on a pro forma basis

•Adjusted operating income(1)(2) of $29.8M, yielding an adjusted operating margin of 3.1 percent, a 3.4 percentage point improvement year over year on a pro forma basis despite a 55.5 percent increase in pro forma fuel cost per gallon

•Adjusted loss before income taxes(1)(2)(3) of $1.7M, yielding an adjusted pre-tax margin of (0.2) percent

•Adjusted EBITDA(1)(2) of $110.9M, yielding an adjusted EBITDA margin of 11.5 percent, a 1.6 percentage point improvement over the prior year on a pro forma basis

•Adjusted operating CASM, excluding fuel, special charges, and cargo expenses(2) of 9.23 ¢, up 9.1 percent year over year on a pro forma basis

•$42.1M in total Allegiant Air co-brand credit card remuneration received, up 23.6 percent year over year (excluding Sun Country)

•Named 2026's Best Low-Cost Airline in North America by Skytrax, the international air transport rating organization, marking the third consecutive year Allegiant has won the award

•Earned the top spot in USA TODAY's 10Best 2026 Readers' Choice Awards, being recognized as Number 1 for Best Airline Credit Card and Best Frequent Flyer Program

•In October, exercised six Boeing 737-8 aircraft purchase options for delivery in 2028, bringing total firm aircraft orders under the Boeing purchase agreement to 56, of which 22 have been delivered to date, with 74 options remaining

On a "pro forma basis" means that we are comparing 2026 actual results to pro forma 2025 results calculated as if the acquisition of Sun Country and the sale of Sunseeker Resort were completed on January 1, 2025. See pro forma numbers in our Form 8-K filed with the SEC on November 2, 2026.

Balance Sheet, Cash and Liquidity

•Consolidated total available liquidity at September 30, 2026 was $1.1B, which included $864.7M in cash and investments and $250.0M in undrawn revolving credit facilities
◦Does not include $336.8M of undrawn aircraft and PDP financing commitments

•$211.0M of cash used in operations during third quarter 2026, including $267.0M pilot retention bonus payment

•Consolidated total debt at September 30, 2026 was $2.9B
•Net debt at September 30, 2026 was $2.1B

•Consolidated debt principal payments of $86.9M during the quarter

•Consolidated air traffic liability at September 30, 2026 was $632.5M

Capital Expenditures

•Third quarter consolidated capital expenditures of $135.7M, which included $114.6M for aircraft-related capital expenditures and $21.1M in other capital expenditures

•Third quarter consolidated deferred heavy maintenance expenditures were $19.6M

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In third quarter 2026, the Company incurred gains on debt extinguishment related to prepayment of debt facilities. These are added back or subtracted out, where appropriate, in our adjusted results.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted earnings per share and adjusted operating margin in the table below. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

The below guidance is for the combined Allegiant and Sun Country entity.

Fourth quarter 2026 guidance

System ASMs - year-over-year change(5)	~Flat
Scheduled service ASMs - year-over-year change(5)	~+1.7%

Fuel cost per gallon	$4.75
Adjusted operating margin(1)	6.0% - 7.0%
Interest expense(2) (millions)	~$50
Capitalized interest(2) (millions)	(~$6)
Interest income (millions)	~$11
Assumed tax rate	23%
Weighted average shares outstanding (millions)	27.3
Adjusted earnings per share(1)	$1.00 - $1.50

Full-year 2026 guidance
Weighted average shares outstanding (millions)	23.9
Adjusted earnings per share(1)	>$6.00

Full-year CAPEX (excluding Sun Country CAPEX prior to the acquisition)
Aircraft-related capital expenditures(3) (millions)	$640 to $660
Capitalized deferred heavy maintenance (millions)	$75 to $85
Other capital expenditures (millions)	$115 to $125

Recurring principal payments(4) (millions) (full year) (excluding Sun Country principal payments prior to the acquisition)	$205 to $215

(1)    Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)     Includes capitalized interest related to pre-delivery deposits on new aircraft.
(3)     Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(4)     Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft
(5)    Year-over-year change is calculated relative to prior-year combined entity pro forma available seat miles (ASMs) for the three months ended December 31, 2025 of 7,027,800 (in thousands) for total system and 6,427,000 (in thousands) for scheduled service

Aircraft Fleet Plan by End of Period

Aircraft	3Q26	YE26
Passenger service
Airbus A320	76	74
Airbus A319	27	26
Boeing 737 MAX-8	21	25
Boeing 737-800 (Sun Country)	43	43
Boeing 737-900ER (Sun Country)	3	3
Total aircraft in passenger service	170	171
Boeing 737-800F (Sun Country - Cargo)	22	22
Total	192	193
The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period and aircraft in temporary storage. The numbers exclude three aircraft owned by the Company but on operating lease to other carriers.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, November 4, 2026 to discuss its third quarter 2026 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Through Allegiant Air and Sun Country Airlines, the Company serves approximately 22 million annual customers across scheduled passenger, charter and cargo operations. Together, the airlines operate more than 650 routes serving nearly 175 cities throughout the United States and select international destinations. Allegiant is committed to providing affordable travel options, operational excellence and long-term value for customers, employees, communities and shareholders. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed in connection with our fleet and network, the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, the perceived acceptability of our environmental, social and governance efforts, the risk that the combined company after the Sun Country acquisition will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Sun Country acquisition or that any of the foregoing may take longer to realize or be more costly to achieve than expected, the diversion of management's attention and time from ongoing business operations and opportunities to integration matters, the risk that the integration of Sun Country's operations will be materially delayed or will be more costly or difficult than expected or that Allegiant is otherwise unable to successfully integrate Sun Country's businesses into the combined company, and reputational risk and potential adverse reactions of Allegiant's or Sun Country's customers, suppliers, employees, labor unions or other business partners, including those resulting from the completion of the Sun Country acquisition and the integration of the companies.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Loss(1)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent Change
	2026	2025	YoY
OPERATING REVENUES:
Passenger	$777,448	$494,144	57.3%
Third party products	44,616	39,397	13.2
Fixed fee contracts	83,646	18,852	343.7
Cargo	52,393	—	NM
Other	3,456	9,539	NM
Total operating revenues	961,559	561,932	71.1
OPERATING EXPENSES:
Aircraft fuel	293,575	151,254	94.1
Salaries and benefits	287,387	196,394	46.3
Station operations	113,986	71,390	59.7
Depreciation and amortization	81,172	58,952	37.7
Maintenance and repairs	59,784	39,908	49.8
Sales and marketing	35,810	23,040	55.4
Aircraft rent	7,739	11,096	(30.3)
Other	52,267	33,615	55.5
Special charges, net of recoveries	19,084	3,473	NM
Total operating expenses	950,804	589,122	61.4
OPERATING INCOME (LOSS)	10,755	(27,190)	NM
OTHER (INCOME) EXPENSES:
Interest income	(9,673)	(10,108)	(4.3)
Interest expense	46,555	38,116	22.1
Capitalized interest	(6,189)	(3,166)	95.5
Other, net	112	122	(8.2)
Total other expenses	30,805	24,964	23.4
LOSS BEFORE INCOME TAXES	(20,050)	(52,154)	61.6
INCOME TAX BENEFIT	(4,872)	(8,580)	43.2
NET LOSS	$(15,178)	$(43,574)	65.2
Loss per share to common shareholders:
Basic	($0.56)	($2.41)	76.8
Diluted	($0.56)	($2.41)	76.8
Shares used for computation(2)(3):
Basic	26,990	18,050	49.5
Diluted	26,990	18,050	49.5

(1)Prior year figures are not comparable because prior year results do not include the financial performance of Sun Country but do include the financial performance of Sunseeker Resort, which was sold on September 4, 2025.
(2)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
(3)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss(1)
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Allegiant	Sun Country	Consolidated	Allegiant	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$620,668	$156,780	$777,448	$494,144	$—	$494,144
Third party products	42,292	2,324	44,616	39,397	—	39,397
Fixed fee contracts	20,627	63,019	83,646	18,852	—	18,852
Cargo	—	52,393	52,393	—	—	—
Other	174	3,282	3,456	181	9,358	9,539
Total operating revenues	$683,761	$277,798	$961,559	$552,574	$9,358	$561,932
OPERATING EXPENSES:
Aircraft fuel	226,192	67,383	293,575	151,254	—	151,254
Salaries and benefits	188,979	98,408	287,387	190,491	5,903	196,394
Station operations	78,255	35,731	113,986	71,390	—	71,390
Depreciation and amortization	57,561	23,611	81,172	58,952	—	58,952
Maintenance and repairs	39,211	20,573	59,784	39,908	—	39,908
Sales and marketing	27,632	8,178	35,810	22,093	947	23,040
Aircraft rent	7,739	—	7,739	11,096	—	11,096
Other operating expenses	31,531	20,736	52,267	24,684	8,931	33,615
Special charges, net of recoveries	11,792	7,292	19,084	2,907	566	3,473
Total operating expenses	668,892	281,912	950,804	572,775	16,347	589,122
OPERATING INCOME (LOSS)	14,869	(4,114)	10,755	(20,201)	(6,989)	(27,190)
OTHER (INCOME) EXPENSES:
Interest income	(8,472)	(1,201)	(9,673)	(10,108)	—	(10,108)
Interest expense	38,418	8,137	46,555	34,120	3,996	38,116
Capitalized interest	(6,189)	—	(6,189)	(3,166)	—	(3,166)
Other non-operating expenses	42	70	112	122	—	122
Total other expenses	23,799	7,006	30,805	20,968	3,996	24,964
LOSS BEFORE INCOME TAXES	$(8,930)	$(11,120)	$(20,050)	$(41,169)	$(10,985)	$(52,154)

(1)    Segment results for 2025 only are presented for Allegiant and Sunseeker Resort, as Sunseeker Resort was sold in September 2025. Following the acquisition of Sun Country Airlines on May 13, 2026, segment results for 2026 are presented for Allegiant and Sun Country.

Allegiant Travel Company
Airline Operating Statistics(1)
(Unaudited)

	Three Months Ended September 30,				Percent Change(2)
	2026		2025		YoY
AIRLINE OPERATING STATISTICS (CONSOLIDATED)
Total system statistics:
Passengers	5,707,095		4,629,834		23.3%
Available seat miles (ASMs) (thousands)	6,305,477		4,939,441		27.7
Operating expense per ASM, excluding cargo expenses (CASM) (cents)	14.14	¢	11.59	¢	22.0
Operating CASM, excluding fuel, special charges, and cargo expenses (cents)	9.23	¢	8.47	¢	9.0
Departures	45,747		32,991		38.7
Block hours (including cargo)	109,816		75,466		45.5
Average stage length (miles)	887		850		4.4
Average block hours per aircraft per day (excluding cargo)	6.1		6.6		(7.6)
Full-time equivalent employees at end of period	8,210		5,871		39.8
Fuel gallons consumed (thousands)	73,579		59,015		24.7
ASMs per gallon of fuel	85.7		83.7		2.4
Average fuel cost per gallon	$3.98		$2.56		55.5
Scheduled service statistics:
Passengers	5,447,166		4,572,081		19.1
Revenue passenger miles (RPMs) (thousands)	5,024,132		4,022,761		24.9
Available seat miles (ASMs) (thousands)	5,796,211		4,769,245		21.5
Load factor	86.7%		84.3%		2.4
Departures	36,011		31,656		13.8
Block hours	87,376		72,726		20.1
Average seats per departure	178.1		175.6		1.4
Yield (cents)(3)	8.05	¢	4.94	¢	63.0
Total passenger revenue per ASM (TRASM) (cents)(4)	14.18	¢	11.19	¢	26.7
Average fare - scheduled service(5)	$74.27		$43.44		71.0
Average fare - air-related charges(5)	$68.45		$64.64		5.9
Average fare - third party products	$8.19		$8.62		(5.0)
Average fare - total	$150.92		$116.70		29.3
Average stage length (miles)	900		856		5.1
Fuel gallons consumed (thousands)	67,765		56,952		19.0
Average fuel cost per gallon	$3.97		$2.55		55.7

(1)Prior year figures are not comparable as third quarter 2026 results include Sun Country, while prior year figures do not.
(2)Except load factor, which is percentage point change.
(3)Defined as scheduled service revenue divided by revenue passenger miles.
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(5)Reflects division of passenger revenue between scheduled service and air-related charges in the Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income (Loss)(1)
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent Change
	2026	2025	YoY
OPERATING REVENUES:
Passenger	$2,271,739	$1,728,802	31.4%
Third party products	132,709	108,249	22.6
Fixed fee contracts	147,491	52,123	183.0
Cargo	79,978	—	NM
Other	5,564	61,216	NM
Total operating revenues	2,637,481	1,950,390	35.2
OPERATING EXPENSES:
Aircraft fuel	781,485	483,339	61.7
Salaries and benefits	755,790	641,935	17.7
Station operations	286,020	220,143	29.9
Depreciation and amortization	209,806	190,782	10.0
Maintenance and repairs	144,253	111,141	29.8
Sales and marketing	99,205	74,973	32.3
Aircraft rent	22,215	28,038	(20.8)
Other	112,916	109,873	2.8
Special charges, net of recoveries	112,818	119,842	(5.9)
Total operating expenses	2,524,508	1,980,066	27.5
OPERATING INCOME (LOSS)	112,973	(29,676)	NM
OTHER (INCOME) EXPENSES:
Interest income	(27,226)	(32,402)	(16.0)
Interest expense	115,856	114,656	1.0
Capitalized interest	(15,417)	(14,216)	8.4
Other, net	(994)	1,064	NM
Total other expenses	72,219	69,102	4.5
INCOME (LOSS) BEFORE INCOME TAXES	40,754	(98,778)	NM
INCOME TAX EXPENSE (BENEFIT)	18,314	(22,140)	NM
NET INCOME (LOSS)	$22,440	$(76,638)	NM
Earnings (loss) per share to common shareholders:
Basic	$0.97	($4.26)	NM
Diluted	$0.97	($4.26)	NM
Shares used for computation(2)(3):
Basic	22,715	18,010	26.1
Diluted	22,872	18,010	27.0

(1)Results include the financial performance of Sun Country only for the period from and after May 13, 2026. Comparability of consolidated figures to prior year performance is significantly impacted by the acquisition of Sun Country as of May 13, 2026, and by the sale of Sunseeker Resort in September 2025.
(2)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
(3)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss(1)
(in thousands)
(Unaudited)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Allegiant	Sun Country(2)	Consolidated	Allegiant	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$2,009,483	$262,256	$2,271,739	$1,728,802	$—	$1,728,802
Third party products	129,110	3,599	132,709	108,249	—	108,249
Fixed fee contracts	53,273	94,218	147,491	52,123	—	52,123
Cargo	—	79,978	79,978	—	—	—
Other	533	5,031	5,564	536	60,680	61,216
Total operating revenues	$2,192,399	$445,082	$2,637,481	$1,889,710	$60,680	$1,950,390
OPERATING EXPENSES:
Aircraft fuel	671,556	109,929	781,485	483,339	—	483,339
Salaries and benefits	608,401	147,389	755,790	614,350	27,585	641,935
Station operations	230,877	55,143	286,020	220,143	—	220,143
Depreciation and amortization	174,008	35,798	209,806	183,623	7,159	190,782
Maintenance and repairs	113,777	30,476	144,253	111,141	—	111,141
Sales and marketing	85,693	13,512	99,205	70,583	4,390	74,973
Aircraft rent	22,215	—	22,215	28,038	—	28,038
Other operating expenses	80,725	32,191	112,916	75,790	34,083	109,873
Special charges, net of recoveries	79,089	33,729	112,818	18,894	100,948	119,842
Total operating expenses	2,066,341	458,167	2,524,508	1,805,901	174,165	1,980,066
OPERATING INCOME (LOSS)	126,058	(13,085)	112,973	83,809	(113,485)	(29,676)
OTHER (INCOME) EXPENSES:
Interest income	(25,279)	(1,947)	(27,226)	(32,402)	—	(32,402)
Interest expense	102,847	13,009	115,856	91,190	23,466	114,656
Capitalized interest	(15,417)	—	(15,417)	(14,216)	—	(14,216)
Other non-operating expenses	(1,028)	34	(994)	1,064	—	1,064
Total other expenses	61,123	11,096	72,219	45,636	23,466	69,102
INCOME (LOSS) BEFORE INCOME TAXES	$64,935	$(24,181)	$40,754	$38,173	$(136,951)	$(98,778)

(1)    Segment results for 2025 only are presented for Allegiant and Sunseeker Resort, as Sunseeker Resort was sold in September 2025. Following the acquisition of Sun Country Airlines on May 13, 2026, segment results for 2026 are presented for Allegiant and Sun Country.
(2)    Results include the financial performance of Sun Country only for the period from and after May 13, 2026.

Allegiant Travel Company
Airline Operating Statistics(1)
(Unaudited)

	Nine Months Ended September 30,				Percent Change(2)
	2026		2025		YoY
AIRLINE OPERATING STATISTICS (CONSOLIDATED)
Total system statistics:
Passengers	15,889,097		14,208,165		11.8%
Available seat miles (ASMs) (thousands)	17,842,343		16,190,434		10.2
Operating expense per ASM, excluding cargo expenses (CASM) (cents)	13.64	¢	11.16	¢	22.2
Operating CASM, excluding fuel, special charges, and cargo expenses (cents)	8.69	¢	8.05	¢	8.0
Departures	120,150		103,540		16.0
Block hours (including cargo)	293,291		248,086		18.2
Average stage length (miles)	902		891		1.2
Average block hours per aircraft per day (excluding cargo)	6.8		7.3		(6.8)
Full-time equivalent employees at end of period	8,210		5,871		39.8
Fuel gallons consumed (thousands)	207,071		191,103		8.4
ASMs per gallon of fuel	86.2		84.7		1.8
Average fuel cost per gallon	$3.77		$2.53		49.0
Scheduled service statistics:
Passengers	15,461,480		14,070,680		9.9
Revenue passenger miles (RPMs) (thousands)	14,461,097		12,904,411		12.1
Available seat miles (ASMs) (thousands)	16,884,878		15,703,477		7.5
Load factor	85.6%		82.2%		3.4
Departures	103,985		99,845		4.1
Block hours	256,132		240,120		6.7
Average seats per departure	177.1		175.2		1.1
Yield (cents)(3)	8.27	¢	5.93	¢	39.5
Total passenger revenue per ASM (TRASM) (cents)(4)	14.24	¢	11.70	¢	21.7
Average fare - scheduled service(5)	$77.33		$54.38		42.2
Average fare - air-related charges(5)	$69.60		$68.49		1.6
Average fare - third party products	$8.58		$7.69		11.6
Average fare - total	$155.51		$130.56		19.1
Average stage length (miles)	913		896		1.9
Fuel gallons consumed (thousands)	195,961		185,197		5.8
Average fuel cost per gallon	$3.76		$2.53		48.6

(1)Prior year figures are not comparable because Sun Country figures are only included in 2026 numbers from May 13, 2026 and not at all in 2025.
(2)Except load factor, which is percentage point change.
(3)Defined as scheduled service revenue divided by revenue passenger miles.
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(5)Reflects division of passenger revenue between scheduled service and air-related charges in the Company's booking path.

Summary Balance Sheet

(in millions)	September 30, 2026 (unaudited)	December 31, 2025(1)	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$339.4	$172.7	96.5%
Short-term investments	514.8	633.0	(18.7)
Long-term investments	10.5	32.8	(68.0)
Total unrestricted cash and investments	864.7	838.5	3.1
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	371.5	118.1	NM
Long-term debt and finance lease obligations, net of current maturities and related costs	2,566.5	1,681.5	52.6
Total debt	2,938.0	1,799.6	63.3
Debt, net of unrestricted cash and investments	2,073.3	961.1	115.7
Total Allegiant Travel Company shareholders’ equity	1,765.0	1,052.7	67.7
(1)    The December 31, 2025 figures do not include Sun Country as the acquisition did not close until May 13, 2026.

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Basic:
Net income (loss)	$(15,178)	$(43,574)	$22,440	$(76,638)
Less income allocated to participating securities	—	—	(319)	—
Net income (loss) attributable to common stock	$(15,178)	$(43,574)	$22,121	$(76,638)
Earnings (loss) per share, basic	$(0.56)	$(2.41)	$0.97	$(4.26)
Weighted-average shares outstanding(1)	26,990	18,050	22,715	18,010
Diluted:
Net income (loss)	$(15,178)	$(43,574)	$22,440	$(76,638)
Less income allocated to participating securities	—	—	(317)	—
Net income (loss) attributable to common stock	$(15,178)	$(43,574)	$22,123	$(76,638)
Earnings (loss) per share, diluted	$(0.56)	$(2.41)	$0.97	$(4.26)
Weighted-average shares outstanding(1)(2)	26,990	18,050	22,715	18,010
Dilutive effect of outstanding stock awards	—	—	284	—
Adjusted weighted-average shares outstanding under treasury stock method	26,990	18,050	22,999	18,010
Participating securities excluded under two-class method	—	—	(127)	—
Adjusted weighted-average shares outstanding under two-class method	26,990	18,050	22,872	18,010
(1)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
(2)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker Resort, (ii) other charges related to the sale of Sunseeker, and (iii) the airline special charges listed in the table below. We also present adjusted consolidated interest expense, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and gains and losses on extinguishment of debt.

We present adjusted airline-only operating expense, adjusted airline-only operating income, adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share which exclude special charges and other costs related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) accelerated amortization of software identified to be redeveloped, (iii) costs related to the Sun Country acquisition, (iv) a credit loss on a note receivable, and (v) gains and losses on extinguishment of debt.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airlines and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense, special charges, and cargo expenses. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. Cargo expenses are excluded because they do not relate to available seat miles. We believe the adjustments for fuel expense, airline special charges, and cargo expenses allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, and estimated adjusted earnings per share, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and gains and losses on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers (other than the estimated adjusted earnings per share and adjusted operating margin figures) to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), and earnings per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$0.8	$2.9	$3.5	$6.8
Accelerated amortization of software identified for redevelopment	1.3	—	21.2	—
Integration costs	18.9	—	83.7	—
Organizational restructuring	—	—	—	12.1
Credit loss on note receivable	—	—	7.0	—
Airline special charges(2)	21.0	2.9	115.4	18.9
Sunseeker special charges, net of recoveries(2)	(1.9)	0.6	(2.6)	100.9
Consolidated special charges, net of recoveries(2)	$19.1	$3.5	$112.8	$119.8

	Three Months Ended September 30, 2026
	Consolidated			Allegiant Air			Sun Country
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$961.6	$—	$961.6	$683.8	$—	$683.8	$277.8	$—	$277.8
Total operating expenses	950.8	(19.1)	931.7	668.9	(11.8)	657.1	281.9	(7.3)	274.6
Operating income (loss)	$10.8	$19.1	$29.8	$14.9	$11.8	$26.7	$(4.1)	$7.3	$3.2
Operating margin (percent)	1.1		3.1	2.2		3.9	(1.5)		1.1

Interest expense	$46.6	$0.8	$47.3	$38.4	$0.8	$39.2	$8.1	$—	$8.1

INCOME (LOSS) BEFORE INCOME TAXES	$(20.1)	$18.3	$(1.7)	$(8.9)	$11.0	$2.1	$(11.1)	$7.3	$(3.8)

	Three Months Ended September 30, 2025
	Consolidated			Allegiant Air			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating loss, adjusted operating margin, adjusted interest expense, and adjusted loss before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$561.9	$—	$561.9	$552.6	$—	$552.6	$9.4	$—	$9.4
Total operating expenses	589.1	(3.5)	585.6	572.8	(2.9)	569.9	16.3	(0.6)	15.8
Operating loss	$(27.2)	$3.5	$(23.7)	$(20.2)	$2.9	$(17.3)	$(7.0)	$0.6	$(6.4)
Operating margin (percent)	(4.8)		(4.2)	(3.7)		(3.1)	(74.7)		(68.6)

Interest expense	$38.1	$(1.1)	$37.0	$34.1	$(1.1)	$33.0	$4.0	$—	$4.0

LOSS BEFORE INCOME TAXES	$(52.2)	$4.6	$(47.6)	$(41.2)	$4.0	$(37.1)	$(11.0)	$0.6	$(10.4)

	Nine Months Ended September 30, 2026
	Consolidated			Allegiant Air			Sun Country(4)
Reconciliation of adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted interest expense, and adjusted income before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$2,637.5	$—	$2,637.5	$2,192.4	$—	$2,192.4	$445.1	$—	$445.1
Total operating expenses	2,524.5	(112.8)	2,411.7	2,066.3	(79.1)	1,987.3	458.2	(33.7)	424.4
Operating income (loss)	$113.0	$112.8	$225.8	$126.1	$79.1	$205.1	$(13.1)	$33.7	$20.6
Operating margin (percent)	4.3		8.6	5.7		9.4	(2.9)%		4.6

Interest expense	$115.9	$(3.0)	$112.9	$102.8	$(3.0)	$99.9	$13.0	$—	$13.0

INCOME (LOSS) BEFORE INCOME TAXES	$40.8	$115.8	$156.5	$64.9	$82.0	$147.0	$(24.2)	$33.7	$9.5

	Nine Months Ended September 30, 2025
	Consolidated			Allegiant Air			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$1,950.4	$—	$1,950.4	$1,889.7	$—	$1,889.7	$60.7	$—	$60.7
Total operating expenses	1,980.1	(119.8)	1,860.2	1,805.9	(18.9)	1,787.0	174.2	(100.9)	73.2
Operating income (loss)	$(29.7)	$119.8	$90.2	$83.8	$18.9	$102.7	$(113.5)	$100.9	$(12.5)
Operating margin (percent)	(1.5)		4.6	4.4		5.4	NM		(20.7)

Interest expense	$114.7	$(4.5)	$110.1	$91.2	$(1.1)	$90.1	$23.5	$(3.4)	$20.1

INCOME (LOSS) BEFORE INCOME TAXES	$(98.8)	$124.4	$25.6	$38.2	$20.0	$58.2	$(137.0)	$104.4	$(32.6)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated EBITDA and adjusted consolidated EBITDA (millions)(4)
Net income (loss) as reported (GAAP)	$(15.2)	$(43.6)	$22.4	$(76.6)
Interest expense, net	30.7	24.8	73.2	68.0
Income tax expense	(4.9)	(8.6)	18.3	(22.1)
Depreciation and amortization	81.2	59.0	209.8	190.8
Consolidated EBITDA(1)	$91.8	$31.6	$323.8	$160.0
Special charges, net of recoveries(2)	19.1	3.5	112.8	119.8
Adjusted consolidated EBITDA(1)(2)	$110.9	$35.1	$436.6	$279.9
Adjusted consolidated EBITDA margin(1)(2)	11.5%	6.2%	16.6%	14.4%

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
Consolidated	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated loss per share and adjusted consolidated net loss (millions except share and per share amounts)
Net loss as reported (GAAP)	$(15.2)		$(43.6)
Less: Net income allocated to participating securities	—		—
Net loss attributable to common stock (GAAP)	$(15.2)	$(0.56)	$(43.6)	$(2.41)

Plus (minus): Loss (gain) on extinguishment of debt(3)	(0.8)	(0.03)	1.1	0.06
Plus: Special charges, net of recoveries(2)	19.1	0.71	3.5	0.19
Plus (minus): Income tax effect of adjustments above	(4.0)	(0.15)	1.2	0.07
Adjusted net loss(1)	$(0.9)		$(37.7)

Less: Adjusted consolidated net income allocated to participating securities	—	—	—	—
Effect of dilutive securities		—		—
Adjusted net income attributable to common stock(1)	$(0.9)	$(0.03)	$(37.7)	$(2.09)

Shares used for diluted computation (GAAP) (thousands)(6)		26,990		18,050
Shares used for diluted computation (adjusted) (thousands)(6)		26,990		18,050

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
Consolidated	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$22.4		$(76.6)
Less: Net income allocated to participating securities	(0.3)		—
Net income (loss) attributable to common stock (GAAP)	$22.1	$0.97	$(76.6)	$(4.26)

Plus: Net income allocated to participating securities	0.3	0.01	—	—
Plus: Loss on extinguishment of debt(3)	3.0	0.13	4.5	0.25
Plus: Special charges, net of recoveries(2)	112.8	4.93	119.8	6.65
Minus: Income tax effect of adjustments above	(18.4)	(0.81)	(29.3)	(1.63)
Adjusted net income(1)	$119.8		$18.4

Less: Adjusted consolidated net income allocated to participating securities	(1.7)	(0.07)	(0.4)	(0.02)
Effect of dilutive securities		—		—
Adjusted net income attributable to common stock(1)	$118.1	$5.16	$18.0	$1.00

Shares used for diluted computation (GAAP) (thousands)(6)		22,872		18,010
Shares used for diluted computation (adjusted) (thousands)(6)		22,872		18,061

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Reconciliation of airline operating CASM excluding cargo expenses (millions)
Consolidated operating expenses (GAAP)	$950.8		$589.1		$2,524.5		$1,980.1
Minus: Sunseeker operating expenses	—		16.3		—		174.2
Minus: cargo operating expenses	59.1		—		91.5		—
Airline operating expenses, excluding cargo expenses	891.7		572.8		2,433.0		1,805.9

System available seat miles (millions)(5)	6,305.5		4,939.4		17,842.3		16,190.4
Cost per available seat mile, excluding cargo expenses (cents)	14.14	¢	11.59	¢	13.64	¢	11.16	¢

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Reconciliation of airline operating CASM excluding fuel, special charges, and cargo expenses (millions)
Consolidated operating expenses (GAAP)	$950.8		$589.1		$2,524.5		$1,980.1
Minus: Sunseeker operating expenses	—		16.3		—		174.2
Airline operating expenses	950.8		572.8		2,524.5		1,805.9
Minus: airline special charges(2)	19.1		2.9		112.8		18.9
Minus: fuel expenses	293.6		151.3		781.5		483.3
Minus: cargo operating expenses, not already included in reductions above(2)	56.1		—		80.1		—
Airline operating expenses, excluding fuel, special charges and cargo expenses(1)(2)	$582.0		$418.6		$1,550.1		$1,303.7

System available seat miles (millions)(5)	6,305.5		4,939.4		17,842.3		16,190.4
Airline cost per available seat mile excluding fuel, special charges, and cargo expenses (cents)(2)	9.23	¢	8.47	¢	8.69	¢	8.05	¢

(1)Denotes non-GAAP figure.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table above. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2026 and 2025, the Company incurred gains and losses on debt extinguishment related to prepayment of debt facilities. These are added back or subtracted out, where appropriate, in our adjusted results.
(4)Results include the financial performance of Sun Country only for the period from and after May 13, 2026.
(5)Available seat miles do not include cargo.
(6)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
*    Note that amounts may not recalculate due to rounding

SUPPLEMENTARY PRO FORMA COMPARATIVE FINANCIAL AND OPERATING INFORMATION
(unaudited)

We believe that analysis of specific financial and operational results on a pro forma basis provides more meaningful year-over-year comparisons as the pro forma information includes full-period results for both Allegiant Air and Sun Country. The table below provides results comparing the three months ended September 30, 2026 as reported to the three months ended September 30, 2025 on a pro forma basis. Sun Country's financial information has been conformed to reflect Allegiant Travel Company historical financial statement presentation. The pro forma information has been adjusted to exclude the profit and loss of Sunseeker Resort, which was sold in September 2025, and as a result reflects airline-only amounts. This information does not purport to reflect what our financial and operational results would have been had the acquisition of Sun Country or the disposition of Sunseeker Resort been consummated at the beginning of the periods presented.

	Three Months Ended September 30,
(in thousands, except statistical information)	2026 As Reported	2025 Pro Forma(1)	Change(2)

Passenger	$777,448	$636,850	22.1%
Third party products	44,616	42,216	5.7%
Fixed fee contracts	83,646	77,525	7.9%
Cargo and other	55,849	51,521	8.4%
Total operating revenues	961,559	808,112	19.0%

Operating expenses, excluding aircraft fuel	657,229	613,916	7.1%
Aircraft fuel	293,575	199,872	46.9%
Total operating expenses	950,804	813,788	16.8%
Operating income (loss)	10,755	(5,676)	NM
Total other expenses	30,805	27,680	11.3%
Loss before income taxes	(20,050)	(33,356)	39.9%

Operating margin	1.1%	(0.7)%	1.8
Adjusted operating margin(3)	3.1%	(0.3)%	3.4

Pro Forma Comparative Operating Statistics
Scheduled service RPMs (millions)	5,024.1	5,188.0	(3.2)%
Scheduled service ASMs (millions)	5,796.2	6,143.7	(5.7)%
Total system ASMs (millions)	6,305.5	6,710.0	(6.0)%
Scheduled service TRASM (cents)	14.18 ¢	11.05 ¢	28.3%
Average fare - scheduled service(4)	$74.27	$49.43	50.3%
Average fare - air-related charges(4)	$68.45	$64.85	5.6%
Average fare - third party products	$8.19	$7.58	8.0%
Average fare - total	$150.92	$121.86	23.8%
Fuel gallons consumed (thousands)	73,579	78,064	(5.7)%
ASMs per gallon of fuel	85.7	86.0	(0.3)%
Load Factor	86.7%	84.4%	2.3

(1)     As provided on Form 8-K filed with the SEC on November 2, 2026
(2)     Except operating margin, adjusted operating margin, and load factor which are percentage point change.
(3)    Denotes a non-GAAP financial measure. Refer to the Reconciliation of Pro Forma Non-GAAP Financial Measures section      within this document for further information.
(4)    Reflects division of passenger revenue between scheduled service and air-related charges in the Company's booking path.

Pro Forma Comparative CASM Reconciliation

	Three Months Ended September 30,
(in millions)	2026 As Reported		2025 Pro Forma(1)
Total operating expenses	950.8		813.8
Less the following components:
Special charges, net of recoveries	19.1		3.3
Fuel expenses	293.6		199.9
Cargo expenses, not already included in reductions above	56.1		43.2
Total operating expenses, excluding fuel, special charges, and cargo expenses	582.0		567.5

System available seat miles	6,305.5		6,710.0
Airline cost per available seat mile excluding fuel, special charges and cargo expenses (cents)	9.23	¢	8.46 ¢

Reconciliation of Pro Forma Non-GAAP Financial Measures

	Three Months Ended September 30,
	2025 As Reported		2025 Pro Forma(1)
	Allegiant	Sun Country	Pro Forma Adjustments	Condensed Combined Pro Forma
Reconciliation of operating income to adjusted operating income (millions)
Operating income (loss)	$(27.2)	$9.9	$11.6	$(5.7)
Special Items, net	3.5	—	(0.2)	3.3
Adjusted operating income (loss)	$(23.7)	$9.9	$11.4	$(2.4)
Adjusted operating margin	(4.2)%	3.9%		(0.3)%

Reconciliation of pro forma adjusted EBITDA (millions)
Net income (loss) as reported	$(43.6)	$1.6	$11.4	$(30.6)
Income taxes	(8.6)	0.6	5.3	(2.7)
Interest expense, net	24.8	7.7	(5.0)	27.5
Depreciation & amortization	59.0	24.7	(1.1)	82.6
Special charges, net of recoveries	3.5	—	(0.2)	3.3
Pro Forma Adjusted EBITDA	$35.1	$34.6	$10.4	$80.1
Pro Forma Adjusted EBITDA Margin	6.2%	13.5%		9.9%

(1)     As provided on Form 8-K filed with the SEC on November 2, 2026